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EXHIBIT 23(a)

        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The St. Paul Companies, Inc.:

        We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915, No. 333-48121, No. 333-50941, No. 333-50943, No. 333-67983, No. 333-63114, No. 333-63118, No. 333-65726 and No. 333-65728), and Form S-3 (SEC File No. 333-73848, No. 333-73848-01 and No. 333-44122) of The St. Paul Companies, Inc. and the related prospectuses, of our reports dated January 23, 2002, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, and related schedules I through V, which reports appear or are incorporated by reference in the December 31, 2001 annual report on Form 10-K of The St. Paul Companies, Inc. Our reports refer to changes in the Company's methods of accounting for derivative instruments and hedging activities and insurance-related assessments.

KPMG LLP
KPMG LLP

Minneapolis, Minnesota
March 29, 2002

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  EXHIBIT 23(a)